As filed with the Securities and Exchange Commission on November 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAFE PRO GROUP INC.

(Exact name of registrant as specified in its Charter)

Delaware	82-4227079
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

18305 Biscayne Blvd. Suite 222

Aventura, Florida 33160

(786) 409-4030

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniyel Erdberg

Chief Executive Officer

18305 Biscayne Blvd. Suite 222

Aventura, Florida 33160

(786) 409-4030

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cavas S. Pavri Jeffrey J. Kennedy ArentFox Schiff LLP 1717 K Street, NW Washington, DC 20006 Telephone: (202) 724-6847 Facsimile: (202) 778-6460	Jonathan D Leinwand, Esq. Jonathan D. Leinwand, P.A. 18305 Biscayne Blvd., Suite 200 Aventura, Florida 33160 Telephone: (954) 903-7856 Facsimile: (954) 252-4265

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

This registration statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated November 7, 2025

PROSPECTUS

SAFE PRO GROUP INC.

2,000,000 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders (the “Selling Stockholders”) identified in this prospectus under the caption “Selling Stockholders,” of up to an aggregate of 2,000,000 shares of our common stock.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders. The Selling Stockholders may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution” on page 8. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. Each Selling Stockholder is responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of its shares.

Our common stock is listed on the Nasdaq Stock Market and traded under the symbol “SPAI.” On November 6, 2025, the closing price of the common stock, as reported on Nasdaq was $5.23 per share.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and we have elected to comply with certain reduced public company reporting requirements.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is__________, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 5 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 5 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “SPAI,” the “Company” and similar designations refer to Safe Pro Group Inc., unless otherwise indicated or as the context otherwise requires.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our Company

Safe Pro Group was created to provide innovative security and protection products and has strategically acquired and assembled three business units focused on protecting those who protect us all. Our strategic emphasis is on the development of a software-based ecosystem for analyzing drone imagery and data utilizing proprietary artificial intelligence (“AI”), machine learning, deep learning, and applied computer vision software for hyper scalable processing, analysis, and reporting. Our core capabilities include artificial intelligence/machine learning, mission critical drone services and the manufacturer of ballistic protective products. Safe Pro is led by a team of executives and subject matter experts drawn from the government and commercial sectors dedicated to assembling unique safety and security technologies for governments, enterprises, and NGOs, enabling them to respond to evolving threats.

Recent Developments

October 2025 PIPE Transaction

On October 17, 2025, we entered into certain Securities Purchase Agreements (each, an “Agreement”) with certain investors (the “Investors”), pursuant to which the Investors purchased an aggregate of 2,000,000 shares of our common stock at a purchase price of $7.00 per share. The closing of the sales of these securities occurred on October 21, 2025 (the “Closing Date”). The gross proceeds to us from the offering were approximately $14.0 million, before deducting the fees and expenses.

We agreed to use our best efforts to file a registration statement registering the resale of the common stock issued in the offering within fifteen business days from the Closing Date. This prospectus forms a part of the registration statement that we were required to file a pursuant to the terms of the Agreements. We also agreed not enter into any transaction for the sale of any of our equity securities or securities convertible into its equity securities for a period of 90 days from the Closing Date; provided, however, that after the registration statement of which this prospectus forms a part has been effective for at least 30 days, we may enter into transactions for the sale of our equity securities or securities convertible into its equity securities if, and only if, the price per share of common stock (or conversion price, as applicable) in such transaction is equal to or greater than $6.00 per share.

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Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by the JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Corporate Information

Our principal executive offices are located at 18305 Biscayne Blvd., Suite 222, Aventura Florida 33160, and our telephone number is (786) 409-4030. Our website address is www.SafeProGroup.com, and many of our subsidiaries also have their own websites linked to and that may be accessed from our principal corporate website. Information contained on our website and on those of our subsidiaries is not part of this prospectus and should not be relied upon in making an investment decision. We have included our website address as an inactive textual reference only.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page 5 of this prospectus and our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference herein.

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The Offering

Common stock offered by Selling Stockholders:	Up to 2,000,000 shares of common stock

Shares of common stock outstanding as of October 30, 2025:	20,973,270

Use of proceeds:	We will not receive any of the proceeds from any sale of the shares of common stock by the Selling Stockholder. See “Use of Proceeds.”

Risk factors:	An investment in our securities involves substantial risk. You should read carefully the “Risk Factors” section on page 5 of this prospectus, and under similar headings in the other documents incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Capital Market symbol:	Our common stock is listed on the NASDAQ Stock Market under the symbol “SPAI”.

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RISK FACTORS

Before making an investment decision, in addition to the risks set forth below, you should consider the “Risk Factors” included under Item 1A. of our most recent Annual Report on Form 10-K and in our updates to those Risk Factors which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to this Offering

The number of shares being registered for resale is significant in relation to the number of our outstanding shares of common stock.

We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for sale into the public market by the selling stockholders. These shares represent a large number of shares of our common stock, and if sold in the market all at once or at about the same time, could depress the market price of our common stock during the period the registration statement remains effective and could also affect our ability to raise equity capital.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

You should also carefully consider the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the Selling Stockholders identified herein. We will not receive any of the proceeds from the sale of these shares.

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SELLING STOCKHOLDERS

The 2,000,000 shares of common stock being offered by the Selling Stockholders consist of shares of common stock issued in our October 2025 offering. For additional information regarding the offering, see “Prospectus Summary – October 2025 PIPE Transaction” above. We are registering the shares of common stock in order to permit the Selling Stockholders and any of their pledgees, assignees and successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of such shares of common stock in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholders identified in the first column, based on its ownership of shares of common stock as of October 30, 2025. The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders. The fourth column assumes the sale of all of the shares of common stock offered by the Selling Stockholders pursuant to this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock as of a date if the person has or shares with others the right to vote those shares or to dispose of them on that date, or if the person has the right to acquire voting or disposition rights within 60 days of that date. Percentage of beneficial ownership is calculated based on 20,973,270 shares of common stock outstanding as of October 30, 2025. All amounts in the table below include shares of our common stock issuable upon exercise of stock options, warrants, or other securities that are exercisable or convertible within 60 days of October 30, 2025.

The fourth column assumes the sale of all of the shares of common stock offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the warrants held by certain of the Selling Stockholders, a Selling Stockholder may not exercise any such warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

We currently have no agreements, arrangements or understandings with any Selling Stockholder regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the Selling Stockholders. As a result, we cannot estimate the number of shares of common stock any Selling Stockholder will beneficially own after termination of sales under this prospectus. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided information for this table.

Neither the Selling Stockholders, nor any persons having control over the Selling Stockholders, have held any position or office with us or our affiliates within the last three years or have had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares, warrants or other securities.

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Column 1	Column 2		Column 3	Column 4
	Shares Beneficially Owned Prior to this Offering		Maximum Number of Shares to be Sold Pursuant	Shares Beneficially Owned After this Offering
Name of Selling Stockholder	Number of Shares	Percent of Class	in this Offering	Number of Shares	Percent of Class

Entities affiliated with Davidson Kempner Capital Management LP (1)	906,500	4.3%	906,500	-	-
Ondas Holdings Inc. (2)	1,357,500	6.3%	357,500	1,000,000	4.7%
Ghisallo Master Fund LP (3)	536,000	2.5%	286,000	250,000	1.2%
Citadel CEMF Investments Ltd. (4)	1,279,526	5.9%	450,000	829,526	3.8%

*Less than 1%.

(1) Consists of 906,500 shares of common stock, held by M.H. Davidson & Co. and Davidson Kempner Arbitrage, Equities and Relative Value LP. The business address for Davidson Kempner Capital Management LP (“DKCM”) is 9 W. 57th St., Floor 29, New York, NY 10019. DKCM is a Delaware limited partnership and a registered investment adviser with the SEC and is responsible for the voting and investment decisions of the funds covered hereby. DKCM GP LLC, a Delaware limited liability company, is the general partner of DKCM. The partners of DKCM are Anthony A. Yoseloff, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris, Suzanne K. Gibbons, Gregory S. Feldman, Melanie Levine and James Li. Anthony A. Yoseloff, through DKCM, is responsible for the voting and investment decisions relating to the securities reported herein, and each of the foregoing, other than funds covered hereby, disclaims any beneficial ownership of such securities except to the extent of any pecuniary interest therein.

(2) Consists of 857,500 shares of common stock and 500,000 shares of common stock underlying warrants to purchase common stock issued in the offering we completed in August 2025. The warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Eric Brock and Neil Laird have shared voting and dispositive power over the shares set forth in the table..

(3) Consists of 286,000 shares of common stock and 250,000 shares of common stock underlying warrants to purchase common stock issued in the offering we completed in August 2025. The warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Ghisallo Capital Management LLC (“Ghisallo Capital”) is the investment manager of the selling stockholder and has voting control over the shares. The securities held by the selling stockholder may be deemed to be beneficially owned by Ghisallo Capital and Michael Germino. Notwithstanding the foregoing, Mr. Germino disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein..

(4) Consists of 529,526 shares of common stock and 750,000 shares of common stock underlying warrants to purchase shares of common stock issued in the offering we completed in August 2025. The warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP, or CAH, is the sole member of Citadel Advisors LLC. Citadel GP LLC, or CGP, is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the shares of common stock set forth in the table. This disclosure is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any).

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable to the Selling Stockholders to permit the resale of these shares of common stock by the Selling Stockholders and any of their pledgees, assignees and successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock. We will bear all fees and expenses incident to the registration of the shares of common stock.

The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholders may use any one or more of the following methods when selling shares:

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● privately negotiated transactions;

● settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

● broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

● through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

● a combination of any such methods of sale; and

● any other method permitted pursuant to applicable law.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this registration statement, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, or FINRA.

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In connection with sales of the shares of common stock or otherwise, and unless limited by any contractual arrangements with us, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume and the Selling Stockholders may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the Selling Stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholders have been advised that they may not use shares registered pursuant to this registration statement to cover short sales of our common stock made prior to the date the registration statement is declared effective by the SEC.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this registration statement or any amendment to this registration statement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this registration statement. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this registration statement.

The Selling Stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including without limitation, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each Selling Stockholder has informed us that it is not a registered broker-dealer. Upon being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with in all respects.

Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

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We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each Selling Stockholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it. We may indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the agreements with the Selling Stockholders, or the Selling Stockholders may be entitled to contribution.

EXPERTS

The financial statements of Safe Pro Group Inc. as of and for the year ended December 31, 2024, have been audited by RBSM LLP, and the financial statements as of and for the year ended December 31, 2023 have been audited by Salberg & Company PA, independent registered public accountants, as set forth in their reports thereon, which is incorporated by reference in this prospectus and in the registration statement. Such financial statements have been included herein in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The report of RBSM LLP contains an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by ArentFox Schiff LLP, Washington, DC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to, or statements regarding, any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Each of these references and statements is qualified in all respects by this reference.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available free of charge to the public on the SEC’s website at http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, our website (www.safeprogroup.inc) under the heading “Investors.” The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

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We incorporate by reference in this prospectus the documents and filings (other than current reports, or portions thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that: (i) are listed below; (ii) are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement; and (iii) we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 (filed on March 31, 2025);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 (filed on May 15, 2025) and June 30, 2025 (filed August 14, 2025);

●	our Current Reports on Form 8-K filed on May 9, 2025; June 27, 2025; August 22 2025 (other than Item 7.01 thereof); and October 21, 2025;

●	our definitive proxy statement on Schedule 14A filed April 30, 2025; and

●	the description of our common stock contained in our registration statement Form 8-A filed with the SEC on August 27, 2024, and any other amendment or report filed for the purpose of updating such description, including any exhibits to our Annual Report on Form 10-K.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Safe Pro Group Inc.

18305 Biscayne Blvd., Suite 222

Aventura, Florida 33160

Attention: Corporate Secretary

(786) 409-4030

The documents incorporated by reference may be accessed at our website at www.safeprogroup.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of Safe Pro Group Inc., which are registered under this Registration Statement on Form S-3, other than underwriting discounts and commissions. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$1,580
Legal fees and expenses	$10,000
Accounting fees and expenses	$10,000
Printing and miscellaneous expenses	$5,000
Total	$26,580

Item 15. Indemnification of Officers and Directors

The Company’s Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and Amended and Restated Bylaws (as amended, the “Bylaws”) allow for its directors and officers to be indemnified by us to the fullest extent permitted by law.

The Company’s Certificate of Incorporation provides, in relevant part, that no director of the Company shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or any stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under applicable sections of the Delaware General Corporation Law (“DGCL”), (iv) for payment of dividends in violation of the DGCL; or (v) for any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation requires the Company to indemnify its directors and officers, as well as those serving at the Company’s request in similar capacities for other entities, to the fullest extent permitted by Delaware law. This indemnification covers expenses, judgments, fines, and settlements incurred in legal proceedings, provided the individual acted in good faith and in the best interests of the corporation. The corporation may also advance legal expenses, subject to repayment if indemnification is ultimately found to be inappropriate. These rights are not exclusive and may be supplemented by other agreements or corporate actions. The Company is also authorized to purchase insurance to cover such liabilities, and the indemnification rights continue after a person leaves their position, extending to their heirs.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. As permitted by Section 102 of the DGCL, the registrant’s certificate of incorporation and the registrant’s bylaws provide for indemnification of and advancement of expenses to the registrant’s directors and officers and authorize indemnification of employees and other agents to the maximum extent permitted by the DGCL. In addition, the registrant has entered into indemnification agreements with its officers and directors and certain stockholders.

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Pursuant to Section 145(a) of the DGCL, the registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the registrant’s company or is or was serving at the registrant’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), the registrant shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Item 16. Exhibits

Exhibit Number	Description

5.1*	Opinion of ArentFox Schiff LLP

10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 21, 2025).

23.1*	Consent of RBSM LLP

23.2*	Consent of Salberg & Company PA

23.3*	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to the registration statement)

107*	Filing Fee Table

*	Filed herewith

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (“Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) That, for the purpose of determining liability under the Securities Act to any purchaser:

i. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

iii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Aventura, State of Florida, on November 7, 2025.

SAFE PRO GROUP, INC.

By:	/s/ Daniyel Erdberg
Name:	Daniyel Erdberg
Title:	Chairman of the Board and Chief Executive
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints either Daniyel Erdberg or Theresa Carlise, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Daniyel Erdberg	Director and Chief Executive Officer (Principal Executive Officer)	November 7, 2025
Daniyel Erdberg

/s/ Theresa Carlise	Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2025
Theresa Carlise

/s/ Pravin Borkar	Chief Technical Officer and Director	November 7, 2025
Pravin Borkar

/s/ Arthur T. Dean	Director	November 7, 2025
Arthur T. Dean

/s/ John E. Miller	Director	November 7, 2025
John E. Miller

/s/ Lee Van Arsdale	Director	November 7, 2025
Lee Van Arsdale

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